                                                  Registration No. 333-_________
           As filed with the Securities and Exchange Commission on May 28, 2002.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SPECTRALINK CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                            84-1141188
         --------                                            ----------
  (State or other juris-                                 (I.R.S. Employer
  diction of incorporation                               Identification No.)
     or organization)

                               5755 Central Avenue
                             Boulder, Colorado 80301
                                 (303) 440 5330
          (Address, including zip code of Principal Executive Offices)

                 SPECTRALINK CORPORATION 2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                         Mr. Bruce M. Holland, President
                             SpectraLink Corporation
                               5755 Central Avenue
                             Boulder, Colorado 80301
                                 (303) 440 5330
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                               John G. Lewis, Esq.
                    Ireland, Stapleton, Pryor & Pascoe, P.C.
                            1675 Broadway, 26th Floor
                             Denver, Colorado 80202
                            Telephone: (303) 623-2700

                                   ----------

                         CALCULATION OF REGISTRATION FEE

  Title of each class of                          Proposed maximum      Proposed maximum        Amount of
     securities to be          Amount to be      offering price per    aggregate offering     registration
        registered              registered           share(1)              price(1)                fee
  ----------------------      ---------------    ------------------    ------------------     ------------
   Common Stock, no par
     value per share           950,000 shares         $10.39(2)             $9,870,500           $908.09
                               --------------         ------                ----------           -------
          TOTAL                950,000 shares                                                    $908.09

(1)  Estimated solely for the purpose of calculating the Registration Fee.

(2) Calculated pursuant to Rule 457(c) based upon the last sale price of the Common Stock as reported on the Nasdaq National Market as of May 22, 2002.

     This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8. Pursuant thereto, the contents of the Registrant's earlier Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on April 27, 2001 (Registration No. 333-59666) are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------
4.1               Certificate of Incorporation - Incorporated by reference from the Registrant's Registration Statement on Form SB-2
                  (Registration Number 333-2696-D).

4.2 Bylaws of the Registrant - Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (Registration
                  Number 333-2696-D).

4.3 Specimen Common Stock Certificate - Incorporated by reference from the Registrant's Registration Statement on Form S-8
                  (Registration Number 333-59666) filed on April 27, 2001.

5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.*

10.1 SpectraLink Corporation 2000 Stock Option Plan - Incorporated by reference from the Registrant's Definitive Proxy Statement for its Annual Meeting of Shareholders held on May 24, 2000
                  (Filed on EDGAR - Form Type DEF 14A - March 30, 2000 -
                  Accession Number 0000950134-00-002762).

23.1              Consent of Arthur Andersen LLP.*

23.3 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).*

----------

* Filed herewith.

                                   SIGNATURES

                                POWER OF ATTORNEY

         The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Bruce M. Holland or Nancy K. Hamilton, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on May 28, 2002.

                    SPECTRALINK CORPORATION

                    By: /s/ Bruce M. Holland
                        -------------------------------------------------------
                        Bruce M. Holland, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                             TITLE                                                     DATE
---------                             -----                                                     ----
/s/ Bruce M. Holland                  President, Chief Executive Officer and Director           May 28, 2002
-----------------------------         (Principal Executive Officer)
Bruce M. Holland

/s/ Nancy K. Hamilton                 Chief Financial Officer (Principal Financial Officer      May 28, 2002
-----------------------------         and Principal Accounting Officer)
Nancy K. Hamilton

/s/ Carl D. Carman                    Director                                                  May 28, 2002
-----------------------------
Carl D. Carman

/s/ Anthony V. Carollo, Jr.           Director                                                  May 28, 2002
-----------------------------
Anthony V. Carollo, Jr.

/s/ Burton J. McMurtry                Director                                                  May 28, 2002
-----------------------------
Burton J. McMurtry

                                  EXHIBIT INDEX


The following Exhibits are filed with this Registration Statement on Form S-8:

         EXHIBIT
         NUMBER                       DESCRIPTION
         -------                      -----------
            5.1   Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

           23.1   Consent of Arthur Andersen LLP.

           23.3 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

The other Exhibits listed under Item 8 are incorporated by reference as described above.